UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2006
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE
OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(651) 704-4000

None

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 9, 2006, the Board of Directors of Imation Corp. (the “Company”) approved a medical leave of absence for Bruce A. Henderson, the Company’s Chairman and Chief Executive Officer, effective as of the close of business on November 9, 2006 and ending at such time as the Company’s Board of Directors shall subsequently determine. Mr. Henderson will continue to serve as Chairman of the Company’s Board of Directors during such leave of absence. Mr. Henderson will continue to receive pay and benefits pursuant to the terms of his Employment Agreement with the Company dated May 13, 2004.
On November 9, 2006, the Board of Directors elected Frank P. Russomanno, the Company’s Executive Vice President and Chief Operating Officer, to serve as President and Chief Operating Officer of the Company. The Board of Directors also appointed Mr. Russomanno to serve as the Acting Chief Executive Officer of the Company, effective as of the close of business on November 9, 2006 and for the period that Mr. Henderson is on medical leave of absence or for such other period of time that the Company’s Board of Directors shall subsequently determine.
Mr. Russomanno, age 59, has served as the Company’s Chief Operating Officer since November 2003. Prior to serving as Chief Operating Officer, Mr. Russomanno had various leadership positions with the Company, including President of Data Storage and Information Management from 2000 to 2003, and General Manager of Advanced Imaging Technologies from 1998 to 2000. Prior to the Company’s spin-off from 3M Company in July 1996, Mr. Russomanno held multiple sales and marketing positions with 3M Company, including European Business Director. Mr. Russomanno holds a bachelor degree in history from Seton Hall University. He has done graduate work at Oklahoma University and Monmouth College. In addition, Mr. Russomanno currently serves on the board of directors for the International Recording Media Association.
In connection with the foregoing changes in Mr. Russomanno’s responsibilities, the Company’s Board of Directors approved the following changes to Mr. Russomanno’s compensation, effective November 9, 2006: (1) a $100,000 increase in annual base salary, bringing his total annual base salary to $625,000 per year; (2) an 85% target bonus under the Company’s 2006 Annual Bonus Plan for the period from November 9, 2006 through December 31, 2006, which is an increase from his current 70% target bonus for the period from January 1, 2006 through November 8, 2006; (3) a grant of stock options to purchase 30,000 shares of the Company’s common stock which will vest over a four-year period; and (4) an award of 10,000 restricted shares of the Company’s common stock which will vest over a four-year period. The stock options were granted under the Company’s 2005 Stock Incentive Plan, as amended on November 9, 2005 (the “2005 Plan”), a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2005, and will be subject to the terms of the Form of Executive Officer Option Agreement attached as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2006. The restricted shares were granted under the 2005 Plan and will be subject to the terms of the Form of Executive Officer Restricted Stock Award Agreement attached as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2006. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2006, the payout of bonuses under the 2006 Annual Bonus Plan will be derived through achievement of certain levels of Board approved performance versus targets for revenue attainment, operating income and free cash flow.
Other than as described herein, there are no arrangements or understandings between Mr. Russomanno and any other persons pursuant to which Mr. Russomanno was selected as President and Acting Chief Executive Officer of the Company. Mr. Russomanno does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $60,000, nor has Mr. Russomanno had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
A press release, dated November 9, 2006, announcing Mr. Henderson’s leave of absence and Mr. Russomanno’s appointment as President and Acting Chief Executive Officer of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference
Item 9.01. Financial Statements and Exhibits
      (d) Exhibits
      99.1 Press release dated November 9, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: November 14, 2006	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press release, dated November 9, 2006